SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 15, 2014

Date of Report (Date of Earliest Event Reported)

Twentyfour/seven Ventures, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55175	20-8594615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

132 W. 11th Avenue, Denver CO	80204
(Address of principal executive offices)	(Zip Code)

(720) 266-6996

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Appointment of Certain Officers

On May 15, 2014, the company appointed Danielle Abrahams, age 39, as chief financial officer.  She was appointed as our corporate secretary and a director on March 9, 2007.  In addition, Danielle Ficarra-Abrahams is the office manager/research assistant for Winchester Chiropractic and Wellness Center in Centennial, CO since 2007.  As a research assistant for Dr. Ted Winchester, she travels with him across the country teaching seminars on detoxification and nutrition.  From August of 2000 to December 2005, she was the practice manager for South Mesa Veterinary Hospital, Ft. Collins, CO.  Ms. Abrahams has a veterinary technician degree from Bel-Rea and a biology degree from Colorado State University.

Ms. Abrahams is the daughter of Frank Ficarra, a 35% shareholder of the company.  There have been no related transactions between Ms. Abrahams and the company.  There are no material plans, contracts, or arrangements in which Ms. Abrahams is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Twentyfour/seven Ventures, Inc.

By:      /s/ Robert M. Copley, Jr.

Robert M. Copley, Jr.

Chief Executive Officer

Dated:  May 23, 2014